EXHIBIT 32.1

In connection with the Annual Report of Rosetta Resources Inc. (“the Company”) on Form 10-K for the year ended December 31, 2005 (“Form 10-K”), each of the undersigned officers of the Company certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of such officer’s knowledge: (i) the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Rosetta Resources Inc.

Dated: April 19, 2006	/S/ B. A. BERILGEN
B. A. Berilgen Chairman of the Board, President and Chief Executive Officer

/S/ MICHAEL J. ROSINSKI
Michael J. Rosinski Executive Vice President and Chief Financial Officer